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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts", and to the use of our report dated March 15, 1999 (Except for Note 11, as to which the date is July 12, 1999) with respect to the consolidated financial statements and schedule in the Registration Statement on Form F-1 and the related Prospectus of Commtouch Software Ltd. for the registration of 2,052,051 of its ordinary shares, a Warrant to purchase 1,136,000 of its ordinary shares issuable upon exercise of the warrant.

Tel-Aviv, Israel
January 4, 2000



                                              /s/  KOST FORER & GABBAY
                                         ---------------------------------------
                                                   KOST FORER & GABBAY
                                         A member of Ernst & Young International